SHARE REGISTRATION AGREEMENT

This Share Registration Agreement (this "**Agreement**"), dated November 18, 2021 (the "**Effective Date**"), is entered into by and between Forwardly, Inc., a Nevada corporation ("**Forwardly**"), and HUMBL, Inc., a Delaware corporation ("**HUMBL**"). Forwardly and Company are sometimes individually referred to hereinafter as a "**Party**" and collectively as the "**Parties**."

A. HUMBL previously sold to Forwardly a certain Warrant to Purchase Shares of Common Stock on December 4, 2020 (the "**Warrant**").

B. Forwardly has requested that HUMBL register with the United States Securities and Exchange Commission (the "**SEC**") all 125,000,000 shares of HUMBL common stock exercisable under the Warrant (the "**Warrant Shares**").

C. HUMBL has agreed to register the Warrant Shares subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the promises set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. **Warrant Exercise**. Concurrent with the execution of this Agreement, Forwardly will execute an exercise notice (the "**Exercise Notice**") for the purchase of a total of 10,000,000 shares of HUMBL common stock (the "**Exercise Shares**"). The exercise price for the Exercise Shares is $2,000,000 (the "**Exercise Price**"). HUMBL and Forwardly agree that the Exercise Price will be delivered by Forwardly within five (5) business days and held in the Culhane Meadows PLLC ("**CM**") IOLTA Account and the Exercise Notice will be held by CM. In the event the Registration Statement (as defined below) is declared effective by the SEC within sixty (60) days of the Effective Date, CM is hereby authorized to release the Exercise Price and Exercise Notice to HUMBL. In the event the Registration Statement is not declared effective within sixty (60) days of the Effective Date, then CM is hereby instructed to release the Exercise Price and the Exercise Notice back to Forwardly. In the event the Exercise Price and Exercise Notice are released back to Forwardly as result of the Registration Statement not being declared effective within sixty (60) days, Forwardly covenants and agrees that it will deliver the Exercise Price and Exercise Notice to HUMBL within three (3) business days of the effective date of the Registration Statement. HUMBL agrees to make ready the Exercise Shares for electronic ("DWAC") delivery to the brokerage account designated by Forwardly within five (5) business days of receipt of the Exercise Price and subsequently cause the delivery of all exercised warrant shares immediately upon instruction from Forwardly.

2. **Registration**. HUMBL agrees that, subject to CM's receipt of the Exercise Price and the Exercise Notice, it will register half of the Warrant Shares with the SEC in its S-1 registration statement (the "**Registration Statement**") currently pending before the SEC and will include the applicable Warrant Shares in the next submission of the Registration Statement to the SEC. HUMBL further agrees that, contingent upon its receipt of the Exercise Price, it will also register the remaining half of the Warrant Shares in a subsequent registration statement. HUMBL agrees to file the second registration statement within 90 days of the effectiveness of the Registration Statement.

3. **Forwardly Representations, Warranties and Agreements**. Forwardly, for itself, and for its affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees as follows:

3.1. Authority. Forwardly is an entity duly organized and in good standing under the laws of the jurisdiction of its organization, and has full power and authority to enter into this Agreement and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action. No consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Agreement or the performance of any of the obligations of Forwardly hereunder. This Agreement constitutes the valid and binding obligations of Forwardly, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

3.2. Voluntary Agreement. Forwardly hereby acknowledges that it has freely and voluntarily entered into this Agreement after an adequate opportunity and sufficient period of time to review, analyze, and discuss (a) all terms and conditions of this Agreement, (b) any and all other documents executed and delivered in connection with the transactions contemplated by this Agreement, and (c) all factual and legal matters relevant to this Agreement and/or any and all such other documents, with counsel freely and independently selected by Forwardly (or had the opportunity to be represented by counsel). Forwardly further acknowledges and agrees that it has actively and with full understanding participated in the negotiation of this Agreement and all other documents executed and delivered in connection with this Agreement after consultation and review with its counsel (or had the opportunity to be represented by counsel), that all of the terms and conditions of this Agreement and the other documents executed and delivered in connection with this Agreement have been negotiated at arm's-length, and that this Agreement and all such other documents have been negotiated, prepared, and executed without fraud, duress, undue influence, or coercion of any kind or nature whatsoever having been exerted by or imposed upon any party by any other party.

3.3. Disclosure of Information. Forwardly has been furnished with, and has had access to, such information as it considers necessary or appropriate for deciding whether to enter into this Agreement, and Forwardly has had an opportunity to ask questions and receive answers from HUMBL and its officers concerning HUMBL's financial situation, business, prospects, and any other matter that Forwardly has deemed relevant or important in determining whether to enter into this Agreement. Among other things, Forwardly is aware that HUMBL's business prospects are speculative. Forwardly has had the opportunity to consult with counsel of its choosing with respect to this Agreement and the transactions contemplated herein. No representations or warranties have been made to Forwardly by HUMBL, or any of its respective officers, directors, employees, agents, sub-agents, affiliates or subsidiaries, other than the representations of HUMBL contained herein, and in purchasing the Exercise Shares hereunder, Forwardly is not relying upon any representations of HUMBL other than those contained herein.

3.4. Investment Risk. Forwardly is aware that its purchase of the Exercise Shares pursuant to this Agreement is a speculative investment that is subject to the risk of complete loss. Forwardly is able, without impairing Forwardly's financial condition, to suffer a complete loss of such investment in HUMBL.

3.5. Sophisticated Investor. Forwardly has such knowledge and experience in financial and business matters that Forwardly is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment and is able to bear the economic risk of such investment for an indefinite period of time. Forwardly has not been formed solely for the purpose of making this investment and is purchasing the Exercise Shares for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof.

4. **HUMBL Representations, Warranties and Agreements**. HUMBL, for itself, and for its affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees as follows:

4.1. Authority. HUMBL has full power and authority to enter into this Agreement and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action. No consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Agreement or the performance of any of the obligations of HUMBL hereunder.

4.2. Voluntary Agreement. HUMBL hereby acknowledges that it has freely and voluntarily entered into this Agreement after an adequate opportunity and sufficient period of time to review, analyze, and discuss (a) all terms and conditions of this Agreement, (b) any and all other documents executed and delivered in connection with the transactions contemplated by this Agreement, and (c) all factual and legal matters relevant to this Agreement and/or any and all such other documents, with counsel freely and independently selected by HUMBL (or had the opportunity to be represented by counsel). HUMBL further acknowledges and agrees that it has actively and with full understanding participated in the negotiation of this Agreement and all other documents executed and delivered in connection with this Agreement after consultation and review with its counsel (or had the opportunity to be represented by counsel), that all of the terms and conditions of this Agreement and the other documents executed and delivered in connection with this Agreement have been negotiated at arm's-length, and that this Agreement and all such other documents have been negotiated, prepared, and executed without fraud, duress, undue influence, or coercion of any kind or nature whatsoever having been exerted by or imposed upon any party by any other party. No provision of this Agreement or such other documents shall be construed against or interpreted to the disadvantage of any party by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured, dictated, or drafted such provision.

4.3. Transfers. HUMBL agrees to accept transfers of the Warrant by Forwardly so long as the transferee is reasonably acceptable to HUMBL and passes a background check and such transfer complies with securities laws. Any party who already owns a HUMBL warrant will be deemed acceptable and not subject to undergoing a background check.

4.4. Extension of Warrant Expiration Date. HUMBL agrees that upon the receipt of the Exercise Price, it will extend the expiration date of the Warrant to December 31, 2023.

5. **Miscellaneous.**

5.1. Further Assurances. At any time or from time to time after the Effective Date, at the request of a Party, and without further consideration, each of the Parties shall execute and deliver, or shall cause its respective affiliate(s) to execute and deliver, such other agreements, instruments, certifications or other documents as may be necessary or desirable to effectuate the transactions and fulfill its obligations under this Agreement.

5.2. Governing Law; Venue; Waiver of Jury Trial.

5.2.1. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware without regard to the principles of conflict of laws.

5.2.2. Each Party hereto submits to the exclusive jurisdiction of any state or federal court sitting in San Diego County, California in any proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the proceeding may only be heard and determined in any such court and hereby expressly submits to the exclusive personal jurisdiction and venue of such court for the purposes hereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum..

5.2.3. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.2.3.

5.2.4. Each of the Parties acknowledge that it has been represented in connection with the signing of the waiver in Section 5.2.3 by independent legal counsel selected by the respective Party and that such Party has discussed the legal consequences and import of such waiver with legal counsel. Each of the Parties further acknowledge that each has read and understands the meaning of such waiver and grants such waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

5.3. Attorneys' Fees. In the event of any action at law or in equity to enforce or interpret the terms of this Agreement, the Parties agree that the prevailing Party shall be entitled to an additional award of the full amount of the reasonable attorneys' fees and expenses paid by such prevailing Party in connection with the litigation and/or dispute without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses.

5.4. Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by them in accordance with the terms hereof or were otherwise breached and that each Party hereto shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of the provisions hereof and to enforce specifically the terms and provisions hereof, without the proof of actual damages, in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, and agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that (a) any other Party has an adequate remedy at law, or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity.

5.5. Notices.

5.5.1. Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by email, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to HUMBL, to:

HUMBL Inc.
Attn: Brian Foote
600 B Street Suite 300
San Diego, CA 92101
United States
Email: brian@humblpay.com

If to Forwardly:

Forwardly, Inc.
Attn: George Sharp
3535 Executive Terminal Drive
Suite 110
Henderson, NV 89052
george@george-sharp.com

5.5.2. Any Party may change its address for notices hereunder upon notice to each other Party in the manner for giving notices hereunder.

5.5.3. Any notice hereunder shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by email with return receipt requested and received and (iv) three (3) days after mailing, if sent by registered or certified mail.

5.6. Severability. If any part of this Agreement is construed to be in violation of any law, such part shall be modified to achieve the objective of the Parties to the fullest extent permitted and the balance of this Agreement shall remain in full force and effect.

5.7. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. Other than as specifically set forth herein, no Party shall have any power or any right to assign or transfer, in whole or in part, this Agreement, or any of its rights or any of its obligations hereunder, including, without limitation, any right to pursue any claim for damages pursuant to this Agreement or the transactions contemplated herein, or to pursue any claim for any breach or default of this Agreement, or any right arising from the purported assignor's due performance of its obligations hereunder, without the prior written consent of all of the other Parties and any such purported assignment in contravention of the provisions herein shall be null and void and of no force or effect.

5.8. Third Party Beneficiaries. This contract is strictly between the Parties and except as specifically provided herein, no other person or entity shall be deemed to be a third-party

beneficiary of this Agreement.

5.9. Expenses. Other than as specifically set forth herein, each of the Parties will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with the transactions as set forth herein

5.10. Arm's Length Bargaining; No Presumption Against Drafter. This Agreement has been negotiated at arm's-length by parties of equal bargaining strength, each represented by counsel or having had but declined the opportunity to be represented by counsel and having participated in the drafting of this Agreement. This Agreement creates no fiduciary or other special relationship between the Parties, and no such relationship otherwise exists. No presumption in favor of or against any Party in the construction or interpretation of this Agreement or any provision hereof shall be made based upon which Person might have drafted this Agreement or such provision.

5.11. Headings. The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the Parties.

5.12. Entire Agreement. This Agreement, together with all other documents referred to herein, supersedes all other prior oral or written agreements between HUMBL, Forwardly, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the Parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither Party makes any representation, warranty, covenant or undertaking with respect to such matters.

5.13. Amendments; Waiver. This Agreement may be amended, modified, or supplemented only by written agreement of the Parties. No provision of this Agreement may be waived except in writing signed by the Party against whom such waiver is sought to be enforced.

5.14. Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

5.15. Acknowledgement. By executing this Agreement, each of the Parties evidences that it carefully read and fully understands all of the provisions of this Agreement.

5.16. No Reliance. Forwardly acknowledges and agrees that neither HUMBL nor any of its officers, directors, members, managers, representatives or agents has made any representations or warranties to Forwardly or any of its agents, representatives, officers, directors, stockholders, or employees except as expressly set forth in this Agreement and, in making its decision to enter into the transactions contemplated by this Agreement, Forwardly is not relying on any representation, warranty, covenant or promise of HUMBL or its officers, directors, members, managers, agents or representatives other than as set forth in this Agreement.

5.17. Time is of the Essence. Time is expressly made of the essence with respect to each and every provision of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement to be effective as of the Effective Date.

HUMBL:

HUMBL, INC.

By: DocuSigned by: [signature] B5780798DC3245B...
Brian Foote, CEO

FORWARDLY:

FORWARDLY, INC.

By: DocuSigned by: George Sharp ACD35104BOA463...
George Sharp, CEO